Filed Pursuant to Rule 424(b)(3)
SEC File #333-237642

Prospectus Supplement
Dated November 14, 2022 (to Prospectus dated April 30, 2021)

1st FRANKLIN FINANCIAL CORPORATION

This Prospectus Supplement is part of, and should be read in conjunction with, the Prospectus dated April 30, 2021.

This Prospectus Supplement includes the the Quarterly Report on Form 10-Q for the three and nine-month periods ended September 30, 2022 of 1st Franklin Financial Corporation, filed with the Securities and Exchange Commission on November 14, 2022.